                                                                   EXHIBIT 10.30

                   SURETY EXCESS OF LOSS REINSURANCE CONTRACT
            AS RESPECTS ONLY SURETY BUSINESS FOR THE DICK CORPORATION
                     (HEREINAFTER REFERRED TO AS "CONTRACT")

                           EFFECTIVE: JANUARY 1, 2005

                           entered into by and between

                             WESTERN SURETY COMPANY
                           UNIVERSAL SURETY OF AMERICA
                        SURETY BONDING COMPANY OF AMERICA
               (hereinafter collectively referred to as "Company")

                                       and

                          CONTINENTAL CASUALTY COMPANY
                    (hereinafter referred to as "Reinsurer")


Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:


ARTICLE 1 - SCOPE OF THE CONTRACT

This Contract is solely between the Company and the Reinsurer. Performance of respective obligations of each party under this Contract shall be rendered solely to the other party, except as specifically and expressly provided for in the Insolvency Article. The provisions of this Contract are intended solely for the benefit of the parties to and executing this Contract, and nothing in this Contract shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Contract in favor of any third parties or other persons not parties to and executing this Contract.


ARTICLE 2 - BUSINESS COVERED

The Company shall reinsure with the Reinsurer and the Reinsurer shall accept as reinsurance from the Company the Company's net excess liability for surety business for only the principal Dick Corporation written or renewed and surety reinsurance assumed (hereinafter referred to as "Bonds") by the Company that is in force on January 1, 2005 and that is written or renewed during the term of this Contract.

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ARTICLE 3 - RETENTION OF COMPANY & LIABILITY OF THE REINSURER

The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company, as provided in this Contract or any amendments thereof, shall apply to the parties comprising the Company as a group and not separately to each of the parties. Any payment by the Reinsurer to any of the parties comprising the Company shall discharge the Reinsurer's liability under this Contract to the extent of such payment with respect to that loss.

Reinsurance hereunder shall be on an excess of loss basis and shall apply to that portion of coverage which the Company retains net for its own account in accordance with the provisions set forth under this Contract.

As respects only the business covered hereunder as described in Article 2 - Business Covered:

Section A (per Bond basis only):

For each Bond covered hereunder, the Reinsurer shall pay to the Company the amount of Net Loss for each Bond exceeding the retention of each Bond. Bond retention shall be defined as 10% of the Company's surplus at the time the Bond was bound, and the Company must retain its retention for each loss, each Bond under this Section A. 10% of the Company's surplus shall be determined from the last sworn statement of the insurer on file with the Director of Insurance of the State of South Dakota or by the last report of examination of the insurer, whichever is the more recent at the time of assumption of risk.

Section B (per Principal basis only):

No claim shall be made under Section B unless the Company has first sustained a Net Loss in excess of $60,000,000 for the principal Dick Corporation. The Reinsurer shall then be liable for the amount of Net Loss in excess of $60,000,000 for the principal Dick Corporation. Under no circumstances shall the Company retain more than $60,000,000 for Dick Corporation on a per principal basis for all losses under this Article 3, or any other reinsurance agreement effective prior to January 1, 2005, between the Company and the Reinsurer regarding Surety Business for the Dick Corporation.

Should any loss involve this reinsurance, there is no reinstatement under Section B.

ARTICLE 4 - COMMENCEMENT AND EXPIRATION

The Contract shall take effect on January 1, 2005 and shall remain in full force and effect through December 31, 2005, both days inclusive, and provides cover for losses discovered at any time after the inception of this Contract on Bonds in-force, written, renewed or assumed during the term of this Contract.

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At any time during the term of this Contract and upon thirty (30) calendar days prior written notice to the Company, the Reinsurer shall have the option to cease acceptance of additional Bonds. However, at the Company's option, any Bonds resulting from bids already released by the Company at the time such notice is received may be ceded to this Contract if such cession is made within 60 days of the date the notice is received. Such election is subject to any necessary prior approval or no objection from any applicable regulatory authority.

ARTICLE 5 - DEFINITIONS

"Company Retention" shall mean that amount(s) indicated as the Company Retention as set forth separately under Sections A and B in the Retention of Company & Liability of the Reinsurer Article. It is understood and agreed that any underlying reinsurance maintained by the Company on the business reinsured hereunder shall not be deducted in determining the Company's Retention, including amounts retained by the Company or its affiliated companies under common management or common ownership.

"Net Written Premium" shall mean the Company's written premium on the business covered hereunder net of applicable returns and cancellations and net of premiums on inuring reinsurance.

"Loss(es) Discovered" shall mean that the Company shall have discovered a loss:

Under Section A:  when the Company has incurred a loss of 50% of the per Bond retention as defined in the Retention of Company & Liability of the Reinsurer Article through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default or a combination thereof.

Under Section B:  when the Company has incurred a loss of $30,000,000 or more on the principal Dick Corporation through the establishment of a reserve, payment of loss or allocated expenses, assumption of a liability to prevent a default or a combination thereof.

"Net Loss" shall mean all loss and allocated expense payments made by the Company (1) in the investigation, defense, settlement, or mitigation of claims or potential claims (including the prevention of defaults) on the Bond business covered hereunder, and (2) in the recovery or attempted recovery of such loss and expense payments, less salvage and subrogation. The Company's office expenses and salaries of its employees are not allocated expenses and are not included in Net Loss. "Net Loss" shall include extra contractual obligations and losses in excess of original policy limits to the extent that any underlying excess of loss reinsurance purchased by the Company covers such obligations and losses. It is understood and agreed that any underlying

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reinsurance maintained by the Company on the business reinsured hereunder, shall not be deducted in determining the Company's Net Loss.

ARTICLE 6 - PREMIUM

Upon execution of this Contract by the Company and the Reinsurer, the Company shall pay the Reinsurer a minimum and deposit premium of $7,000,000. A final premium adjustment shall be due within 90 days following the expiration of this Contract, subject to the actual amount of premium collected by the Company on the Surety Business during the term of this Contract. However, in no event shall the adjusted premium be less than the minimum premium of $7,000,000. Should the actual premium due hereunder be greater than the deposit premium, the Company shall pay the Reinsurer the difference between the actual premium collected and the deposit premium and shall submit this amount with the final premium adjustment. In the event that the total premium on any Bond has not been determined at the time of the final premium adjustment, any additional premium due for that Bond shall be submitted to the Reinsurer immediately as such amount is determined.

ARTICLE 7 - NOTICE OF LOSS & SETTLEMENTS

The Company shall investigate and settle or defend all claims and losses including those involving the extension of credit or the advancement of money. All payments of claims or losses by the Company within the sum or limits of its Bonds and within the amount of reinsurance set forth in Article 3 - Retention of Company and Liability of the Reinsurer, shall be binding on the Reinsurer, subject to the terms of this Contract.

The Company shall report to the Reinsurer a claim hereunder within 90 calendar days of that claim meeting the definition of "Losses Discovered" as defined in
Article 5 - Definitions.

The Reinsurer shall pay to the Company the Reinsurer's portion of Net Loss within thirty days after receipt of the proof of loss from the Company. Any subsequent changes in the amount of Net Loss shall be reported by the Company to the Reinsurer, and the amount due either party shall be remitted within thirty days after receipt of such report.

ARTICLE 8 - CO-SURETY

It is understood and agreed by the parties to this Contract that Continental Casualty Company and any one of its affiliated insurers shall act as co-surety as respects business covered by this Contract, when so requested by the Company.

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ARTICLE 9 - EXCESS OF ORIGINAL POLICY LIMITS

This Contract shall protect the Company as provided in Article 2 - Business Covered, in connection with loss in excess of the limit of the original policy, subject to the "Net Loss" definition, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy. The date on which any Excess of Original Policy Limit loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

ARTICLE 10 - EXTRA CONTRACTUAL OBLIGATIONS

This Contract shall protect the Company as provided in Article 2 - Business Covered, where the loss includes any extra contractual obligations, subject to the "Net Loss" definition.

The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any loss covered hereunder.

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ARTICLE 11 - SALVAGE & SUBROGATION

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage and subrogation by taking whatever action is necessary to recover its loss from an obligee, principal, indemnitor, or any other party who caused or contributed to its loss or part thereof, or to assign those rights to the Reinsurer, unless enforcement is waived by the mutual consent of the Company and the Reinsurer. Recoveries shall be distributed to the parties in an order inverse to that in their liabilities accrued.

ARTICLE 12 - OFFSET

For settlement purposes only, the Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or any other facultative or treaty reinsurance entered into between certain of the parties hereto. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses. In the instance of insolvency of one or more of the reinsured Companies, applicable state law shall apply.

ARTICLE 13 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 14 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Contract, including but not limited to Company files concerning premium, underwriting, claims, losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto. This right of inspection, audit and information shall survive termination of this Contract and shall run to the natural expiry of all liabilities under the Bonds reinsured.

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ARTICLE 15 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.

ARTICLE 16 - TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and losses. The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice of the same premium.

ARTICLE 17 - INSOLVENCY

(This Contract shall apply severally to each reinsured company referenced within the Preamble to this Contract. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state's laws shall prevail.)

This reinsurance shall be payable by the Reinsurer on the basis of the liability of the reinsured Company(ies) under Bonds reinsured hereunder without diminution, because of the insolvency of one or more than one of the Companies, to the Company(ies) or its liquidator, receiver, or statutory successor.

In the event of insolvency of one or more than one of the Companies, the liquidator or receiver or statutory successor of the Company(ies) shall give written notice to the Reinsurer of the pendency of a claim filed against the Company(ies) on the Bond or Bonds reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company(ies) or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Company(ies) solely as a result of the defense so undertaken by the Reinsurer.

Should one or more than one of the Companies go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become

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due to the Company(ies) any sums which are due to the Reinsurer by the Company(ies) and which are payable at a fixed or stated date under this Contract, the Surety Excess of Loss Reinsurance Contract, the Certificates of Facultative Reinsurance, the Surety Quota Share Treaty or the Aggregate Stop Loss Reinsurance Contract between certain of the parties hereto to the full extent permitted by the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of one or more than one of the Companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company(ies) or to its liquidator, receiver or statutory successor, except a) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company(ies) or b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Bond obligations of the Company(ies) as direct obligations of the Reinsurer to the payees under such Bonds and in substitution for the obligations of the Company(ies) to such payees.

In no event shall anyone other than the parties to this Contract or, in the event of one or more than one of the Company's insolvency, its liquidator, receiver, or statutory successor, have any rights under this Contract.

ARTICLE 18 - AMENDMENTS

This Contract may be altered or amended in any of its terms and conditions by mutual written consent of the Company and the Reinsurer. Such written mutual consent shall then constitute a part of this Contract.

ARTICLE 19 -ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical

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area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Arbitration shall take place in Sioux Falls, South Dakota, or a location mutually agreed to by the panel. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of South Dakota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Contact.

ARTICLE 20 - CHOICE OF LAW

This Contract, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of South Dakota.

ARTICLE 21 - AGENCY

For purposes of sending and receiving notices and payments required by this Contract, the reinsured Company that is set forth first in the Title section to this Contract shall be deemed the agent for all other reinsured companies referenced in the Title of this Contract. In no event however, shall any reinsured Company be deemed the agent of the other with respect to the terms of the Insolvency Article.

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ARTICLE 22 - ENTIRE CONTRACT

This Contract represents the entire agreement and understanding among the parties as respects the subject matter hereto. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties.

ARTICLE 23 - FUNDING OF RESERVES

(This Article is only applicable if the Reinsurer cannot qualify for credit by each governmental authority having jurisdiction over the Company's reserves.)

As regards Bonds issued by the Company coming within the scope of this Contract, the Company agrees that, when it files with the Insurance Department or sets up on its books reserves for losses (including Loss and Loss Expense paid by the Company but not recovered from the Reinsurer, Loss and Loss Expense reported and outstanding, and an allowance for Incurred But Not Reported Losses and Loss Expenses as determined by the Company) covered hereunder and/or unearned premium, which it is required by law to set up, it shall forward to the Reinsurer a statement showing the proportion of such reserves applicable to it. The Reinsurer hereby agrees that it shall apply for and secure delivery to the Company of a clean, irrevocable, unconditional Letter of Credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any bank approved for use by the NAIC Securities Valuation Office, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of reserves as shown in the statement prepared by the Company.

The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, shall provide 60 days notice to the Company prior to any expiration in the event of nonextension.

Notwithstanding any other provisions of this Contract, the Company or its court-appointed successor in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A. To reimburse the Company for the Reinsurer's share of unearned premium on Bonds reinsured hereunder on account of cancellations of such bonds.

B. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any Loss reinsured by this Contract, which has not been otherwise paid.

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C. To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Contract.

D. In the event of nonextension of Letters of Credit as provided for above, to establish deposits of the Reinsurer's share of reserves for losses and/or unearned premium under this Contract.

E.    To pay any other amounts the Company claims are due under this Contract.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed but never more frequently than semi-annually, the Company shall prepare, for the sole purpose of amending the Letter of Credit, a specific statement of the Reinsurer's share of loss and/or unearned premium reserves. If the statement shows that the Reinsurer's share of such reserves exceeds the balance of credit as of the statement date, then the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment of such difference. If, however, the statement shows that the Reinsurer's share of such reserves is less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit, reducing the amount of credit available by the amount of such excess credit.

The Reinsurer shall be responsible for any and all costs, fees and charges as respects establishing and maintaining a Letter of Credit under the provisions of this Article.

ARTICLE 24 - SERVICE OF SUIT

(This Article applies only if the Reinsurer is domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court,

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or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829. In any suit instituted against it upon this Contract, the Reinsurer shall abide by the final decision of such court or of any appellate court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder, arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 25 - SEVERABILITY

If any law or regulation of any Federal, State, or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should render illegal this Contract, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Contract insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Contract shall in no way affect any other portion thereof.

ARTICLE 26 - HONORABLE UNDERTAKING

The purposes of this Contract are not to be defeated by narrow or technical legal interpretations of its provisions. The Contract shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.

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ARTICLE 27- NOTICES

Any notice relating to this Contract shall be in writing and shall be sufficiently given if delivered by certified mail to the Reinsurer at the following address:

      Continental Casualty Company
      CNA Plaza
      Attn.: Chief Financial Officer
             Chicago, IL 60685

and to the Company at the following address:
      Western Surety Company
      Attn.: Chief Executive Officer
             Sioux Falls, South Dakota 57117-5077

ARTICLE 28 - SPECIAL PROVISION

At any time subsequent to the inception of this Contract:

A. should the ownership, control or management of the Company or the Reinsurer be altered or changed, in whole or in part, in such a way that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law, or

B. should the Company or the Reinsurer become subject to restrictions imposed by the United States government, so that receipt or payment of funds or any other contemplated transaction under this Contract would be prohibited by United States of America statute, regulation and/or other applicable law, the Company or the Reinsurer must immediately notify the other party of same in writing via certified, registered, or internationally recognized overnight courier service, and the obligation to pay or receive funds or otherwise perform under this Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract.

ARTICLE 29 - CONFIDENTIALITY

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement, execution, or performance of this Contract (hereinafter called the "Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show: (i) is publicly known or has become publicly known through no unauthorized act of the Reinsurer,
(ii) has been rightfully received

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from a third person without obligation of confidentiality, or (iii) was known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

The Reinsurer agrees not to disclose any Confidential Information; however, this provision shall not apply to disclosures made by the Reinsurer, in the ordinary course of business, to its retrocessionaires, auditors, accountants, or regulatory agencies, arbitration panels or courts of law. This Article shall not preclude the disclosure of information which is required to be disclosed in financial statements and reports filed by either the Company or Reinsurer.

IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction, and the parties hereto, by their authorized representatives, have executed this Contract:

on this                  day of                    2005.

WESTERN SURETY COMPANY

By:________________________________________________________________

Title:_____________________________________________________________

Attested by:_______________________________________________________

and on this                  day of                      2005.

UNIVERSAL SURETY OF AMERICA

By:________________________________________________________________

Title:_____________________________________________________________

Attested by:_______________________________________________________

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and on this                  day of                      2005.

SURETY BONDING COMPANY OF AMERICA

By:________________________________________________________________

Title:_____________________________________________________________

Attested by:_______________________________________________________

and on this                  day of                      2005.

CONTINENTAL CASUALTY COMPANY

By:________________________________________________________________

Title:_____________________________________________________________

Attested by:_______________________________________________________

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